                                                  Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        EDUCATION MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

          PENNSYLVANIA                                          25-1119571
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

              210 SIXTH AVENUE
          PITTSBURGH, PENNSYLVANIA                                    15222
 (Address of principal executive offices)                          (Zip Code)


                        EDUCATION MANAGEMENT CORPORATION
                                 RETIREMENT PLAN
                            (Full title of the plan)

                             FREDERICK W. STEINBERG
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222
                     (Name and address of agent for service)

                                 (412) 562-0900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
           TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM             AMOUNT OF
          SECURITIES               AMOUNT TO BE         OFFERING PRICE            AGGREGATE               REGISTRATION
       TO BE REGISTERED             REGISTERED            PER SHARE            OFFERING PRICE                 FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       2,000,000(1)           $52.385(2)             $104,770,000               $8,475.89

=========================================================================================================================

         (1) Pursuant to Rule 416(c), under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the Education Management Corporation Retirement Plan.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the NASDAQ Stock Market on June 18, 2003.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the period ended June 30, 2002 (File No. 000-21363); (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2002, December 31, 2002 and March 31, 2003; and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed on August 19, 1996, as amended on October 1, 1996, October 8, 1996 and October 28, 1996.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Education Management Corporation Retirement Plan.


     ITEM 4. DESCRIPTION OF SECURITIES.

          The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Kathleen Clover is Assistant General Counsel of the Registrant, is an employee of the Registrant, participates in the benefit plans of the Registrant, including the Education Management Corporation Retirement Plan (the "Plan") and holds 189 shares of the Registrant's Common Stock, $.01 par value per share (the "Common Stock") and options to acquire 18,500 shares of the Registrant's Common Stock.


     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), the Registrant is obligated to indemnify a director or officer and to reimburse (but not advance) expenses with respect to any threatened, pending or completed action or proceeding only if such director or officer ultimately is successful on the merits or otherwise in defense of an action or proceeding referred to in Section 1741 or 1742 of the BCL. Therefore, the Registrant has entered into indemnification agreements


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with each of its directors and officers in which the Registrant agrees to indemnify such directors and officers to the fullest extent permitted by law and to advance the expenses of any suit or other action to such directors and officers upon their demand; subject to repayment if such directors or officers are found by a court of competent jurisdiction not to have been entitled to indemnification by the Registrant.

          BCL Sections 1741 and 1742 provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative (as defined below) of that corporation, or is or was serving at the request of that corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of that corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of a business corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to that corporation unless and only to the extent that a local court of common pleas determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. A representative means a person occupying the position or discharging the functions of a director, officer, employee or agent of any enterprise, regardless of the name or title by which that person may be designated.

          BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by a business corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

          (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

          (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) by the shareholders.

          Notwithstanding the above, BCL Section 1743 provides that to the extent that a representative of a business corporation is successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by such person in connection therewith.

          BCL Section 1745 provides that expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by a business corporation in advance of the final disposition of that action or proceeding upon receipt of an undertaking by or on behalf of a representative to repay the



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amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by that corporation.

          BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken and may be made whether or not that corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of that corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a representative of that corporation, or is or was serving at the request of that corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not that corporation would have the power to indemnify that person against such liability under the provisions described above.

          The Restated By-laws of the Registrant (the "By-laws") require, as described below, that the Registrant indemnify directors and officers to the maximum extent permitted by law and also provide for the mandatory advancement of expenses to directors in most circumstances.

          Section 7.1 of the By-laws provides that the Registrant shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Registrant who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the registrant, by reason of the fact that the indemnitee is or was an authorized representative of the registrant, against all expenses (including attorneys' fees, disbursements and other charges), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding.

          Section 7.2 of the By-laws further provides that the Registrant shall pay all expenses (including attorneys' fees, disbursements and other charges) actually and reasonably incurred by an indemnitee referred to in Section 7.1 of the By-laws in defending or appearing in any action, suit or proceeding described in Section 7.1 of the By-laws in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of the indemnitee to repay all amounts advanced if it shall ultimately specifically be determined by a final, unappealable adjudication that the indemnitee is not entitled to be indemnified by the Registrant, and an irrevocable assignment to the Registrant of all payments to which the indemnitee may be or become entitled, under any policy of insurance or otherwise, in reimbursement of any such expenses paid by the registrant.



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          The By-laws provide that the rights of indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.

          Section 7.9 of the By-laws provides that the Registrant may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such officer or director in any capacity, or arising out of such director's or officer's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Article VII of the By-laws.

          The registrant maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Such insurance provides coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the By-laws.

          As permitted by BCL Section 1713, the By-laws provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, except to the extent that such elimination or limitation of liability is expressly prohibited by the BCL as in effect at the time of the alleged action or failure to take action by the director. The BCL states that this exculpation from liability does not apply where the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the federal securities laws.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          None.


     ITEM 8. EXHIBITS.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

     EXHIBIT NO.                          DESCRIPTION
     -----------                          -----------

        4.1 Amended and Restated Articles of Incorporation of Education Management Corporation (incorporated by reference to Exhibit
                    3.01 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 000-21363)).

        4.2         Articles of Amendment (incorporated by reference to Exhibit
                    3.02 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 000-21363)).



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        4.3         Restated By-laws of Education Management Corporation
                    (incorporated by reference to Exhibit 3.03 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 1-12001)).

        4.4 Education Management Corporation Retirement Plan, amended and restated as of July 1, 2003

        5.1 Opinion of Kathleen Clover, Esquire, Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

        23.1        Consent of Ernst & Young LLP.

        23.2 Consent of Kathleen Clover, Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibits 5.1).

        24.1        Power of Attorney


          The undersigned Registrant hereby undertakes to submit the Education Management Corporation Retirement Plan and any amendment thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service to qualify such Plan.

     ITEM 9. UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 18th day of June, 2003.

                                      EDUCATION MANAGEMENT CORPORATION

                                      By: /s/ Robert T. McDowell
                                          -------------------------------------
                                          Robert T. McDowell
                                          Executive Vice President and
                                          Chief Financial Officer



          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

             Signature                               Capacity                                Date
             ---------                               --------                                ----
/s/ Robert B. Knutson                  Chairman and Chief Executive Officer              June 18, 2003
-------------------------------------  (Principal Executive Officer) and a
Robert B. Knutson                      Director

/s/ Robert T. McDowell                 Executive Vice President and Chief                June 18, 2003
-------------------------------------  Financial Officer (Principal Financial
Robert T. McDowell                     Officer)

/s/ Daniel M. Fitzpatrick              Vice President and Controller (Principal          June 18, 2003
-------------------------------------  Accounting Officer)
Daniel M. Fitzpatrick

/s/ Robert H. Atwell                   Director                                          June 18, 2003
-------------------------------------
Robert H. Atwell

/s/ James J. Burke, Jr.                Director                                          June 18, 2003
-------------------------------------
James J. Burke, Jr.



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
             Signature                               Capacity                                Date
             ---------                               --------                                ----

/s/ William M. Campbell, III           Director                                          June 18, 2003
-------------------------------------
William M. Campbell, III

/s/ Albert Greenstone                  Director                                          June 18, 2003
-------------------------------------
Albert Greenstone

/s/ Miryam L. Knutson                  Director                                          June 18, 2003
-------------------------------------
Miryam L. Knutson

/s/ John R. McKernan, Jr.              Director                                          June 18, 2003
-------------------------------------
John R. McKernan, Jr.

/s/ James S. Pasman, Jr.               Director                                          June 18, 2003
-------------------------------------
James S. Pasman, Jr.


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the Education Management Corporation Retirement Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 18, 2003.

                                        EDUCATION MANAGEMENT CORPORATION

                                        By: /s/ Robert T. McDowell
                                            -----------------------------------
                                            Robert T. McDowell
                                            Executive Vice President and
                                            Chief Financial Officer



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